UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported): May 8, 2025

Commission File Number: 1-11607
DTE Energy Company

Michigan	38-3217752
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

Registrants address of principal executive offices: One Energy Plaza, Detroit, Michigan 48226-1221
Registrants telephone number, including area code: (313) 235-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
Common stock, without par value	DTE	New York Stock Exchange

2017 Series E 5.25% Junior Subordinated Debentures due 2077	DTW	New York Stock Exchange

2020 Series G 4.375% Junior Subordinated Debentures due 2080	DTB	New York Stock Exchange

2021 Series E 4.375% Junior Subordinated Debentures due 2081	DTG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.
Shareholder Approval of DTE Energy Company 2025 Long-Term Incentive Plan (“2025 LTIP”)

As reported below in Item 5.07, on May 8, 2025, the shareholders of DTE Energy Company approved the DTE Energy Company 2025 Long-Term Incentive Plan (the “2025 LTIP”). Approval of the 2025 LTIP was included as Proposal 4 in the Company's definitive proxy statement on Schedule 14A for the 2025 annual meeting of shareholders of DTE Energy Company filed with the Securities and Exchange Commission on March 13, 2025 (the “Proxy”).

The 2025 LTIP provides for the issuance of up to 3 million shares of DTE Energy Company common stock plus additional shares that remain available for issuance under the prior Long-Term Incentive Plan, as of the effective date of the 2025 LTIP or that otherwise become available for reuse under the 2025 LTIP, as more fully described in the 2025 LTIP. Awards under the 2025 LTIP can be granted to employees of DTE Energy Company, its subsidiaries and affiliates, and members of the Board, and other individuals who perform significant services to the Company and its subsidiaries and affiliates. The awards can be in the form of options, stock appreciation rights, stock awards, restricted stock units, performance stock units, and other stock-based awards and cash-based awards. The 2025 LTIP will be administered by the Organization and Compensation Committee of the DTE Energy Company Board of Directors.

The terms of the 2025 LTIP are described in more detail in Proposal 4 of the Proxy, which description is incorporated herein by reference. The descriptions of the 2025 LTIP contained herein and incorporated by reference from the Proxy are qualified in their entirety by reference to the full text of the 2025 LTIP, which is attached as Exhibit A to the Proxy and is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)    The Annual Meeting was held on May 8, 2025.

(b)    At the Annual Meeting:

(i)    The director nominees named in the Proxy were all elected to the Board as follows: Nicholas K. Akins, David A. Brandon, Deborah L. Byers, Charles G. McClure, Jr., Gail J. McGovern, Mark A. Murray, Gerardo Norcia, Cassandra Santos, Robert C. Skaggs, Jr., David A. Thomas, Gary H. Torgow and Valerie M. Williams were each elected to serve as a director of the Company for a one-year term expiring in 2026, with the votes shown:

	Total Votes For Each Director	Total Votes Withheld From Each Director	Broker Non-Votes
Nicholas K. Akins	151,059,782	609,213	21,252,426
David A. Brandon	146,377,813	5,291,181	21,252,426
Deborah L. Byers	149,815,201	1,853,794	21,252,426
Charles G. McClure, Jr.	147,283,948	4,385,046	21,252,426
Gail J. McGovern	146,916,949	4,752,045	21,252,426
Mark A. Murray	146,968,471	4,700,524	21,252,426
Gerardo Norcia	145,904,699	5,764,295	21,252,426
Cassandra Santos	150,980,785	688,209	21,252,426
Robert C. Skaggs, Jr.	150,618,595	1,050,399	21,252,426
David A. Thomas	148,147,518	3,521,476	21,252,426
Gary H. Torgow	147,983,967	3,685,028	21,252,426
Valerie M. Williams	148,789,615	2,879,379	21,252,426

(ii)    Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year 2025, with the votes shown:

For	Against	Abstentions	Broker Non-Votes
170,868,858	1,683,735	368,827	0

(iii)    Shareholders approved, on an advisory basis, the overall executive compensation paid to the Company's named executive officers as more fully described in the Proxy, with the votes shown:

For	Against	Abstentions	Broker Non-Votes
146,606,977	4,321,183	740,834	21,252,426

(iv)    Shareholders approved the DTE Energy Company 2025 Long-Term incentive Plan, as more fully described in the Proxy, with the votes shown:

For	Against	Abstentions	Broker Non-Votes
146,512,626	4,578,930	577,438	21,252,426

(v)    Shareholders did not approve a shareholder proposal relating to elimination of the holding period for shares required to call a special shareholder meeting, as more fully described in the Proxy, with the votes shown:

For	Against	Abstentions	Broker Non-Votes
7,219,290	143,832,021	617,683	21,252,426

Item 9.01.      Financial Statements and Exhibits.
(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2025

DTE Energy Company
(Registrant)

/s/Lisa A. Muschong
Lisa A. Muschong
Vice President, Corporate Secretary and Chief of Staff